As filed with the Securities and Exchange Commission on November 10, 2022

Registration No. 333-_______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

SEQLL INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	46-5319744
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

3 Federal Street
Billerica, MA 01821
(781) 460-6016

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Daniel Jones

SeqLL Inc.
3 Federal Street
Billerica, MA 01821
(781) 460-6016
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Eric M. Hellige, Esq.

Pryor Cashman LLP

7 Times Square

New York, New York 10036

(212) 421-4100

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer”, “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED NOVEMBER 10, 2022

PRELIMINARY PROSPECTUS

SeqLL Inc.

$75,000,000

Common Stock
Preferred Stock
Debt Securities
Warrants
Rights

Units

We may offer from time to time shares of our common stock, preferred stock, senior debt securities (which may be convertible into or exchangeable for common stock), subordinated debt securities (which may be convertible into or exchangeable for common stock), warrants, rights and units that include any of these securities. The aggregate initial offering price of the securities sold under this prospectus will not exceed $75,000,000. We will offer the securities in amounts, at prices and on terms to be determined at the time of the offering.

Each time we sell securities hereunder, we will attach a supplement to this prospectus that contains specific information about the terms of the offering, including the price at which we are offering the securities to the public. The prospectus supplement may also add, update or change information contained or incorporated in this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. You should read this prospectus, the information incorporated by reference in this prospectus, the applicable prospectus supplement and any applicable free writing prospectus carefully before you invest in our securities.

The securities hereunder may be offered directly by us, through agents designated from time to time by us or to or through underwriters or dealers. If any agents, dealers or underwriters are involved in the sale of any securities, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the section entitled “About This Prospectus” for more information.

Our common stock and certain of our outstanding warrants are listed on the NASDAQ Capital Market under the symbols SQL and SQLLW, respectively.

Investing in securities involves certain risks. See “Risk Factors” beginning on page 12 of this prospectus and in the applicable prospectus supplement, as updated in our future filings made with the Securities and Exchange Commission that are incorporated by reference into this prospectus. You should carefully read and consider these risk factors before you invest in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is    , 2022

The distribution of this prospectus may be restricted by law in certain jurisdictions. You should inform yourself about and observe any of these restrictions. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this prospectus does not extend to you.

We have not authorized anyone to give any information or make any representation about us that is different from, or in addition to, that contained in this prospectus, including in any of the materials that we have incorporated by reference into this prospectus, any accompanying prospectus supplement, and any free writing prospectus prepared or authorized by us. Therefore, if anyone does give you information of this sort, you should not rely on it as authorized by us. You should rely only on the information contained or incorporated by reference in this prospectus and any accompanying prospectus supplement.

You should not assume that the information contained in this prospectus and any accompanying supplement to this prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying supplement to this prospectus is delivered or securities are sold on a later date. Neither the delivery of this prospectus, nor any sale made hereunder, shall under any circumstances create any implication that there has been no change in our affairs since the date hereof or that the information incorporated by reference herein is correct as of any time subsequent to the date of such information.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration process, we may, from time to time, offer and sell any combination of the securities described in this prospectus in one or more offerings. The aggregate initial offering price of all securities sold under this prospectus will not exceed $75,000,000.

This prospectus provides certain general information about the securities that we may offer hereunder. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of the offering and the offered securities. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. In each prospectus supplement, we will include the following information:

●	the number and type of securities that we propose to sell;

●	the public offering price;

●	the names of any underwriters, agents or dealers through or to which the securities will be sold;

●	any compensation of those underwriters, agents or dealers;

●	any additional risk factors applicable to the securities or our business and operations; and

●	any other material information about the offering and sale of the securities.

In addition, the prospectus supplement or free writing prospectus may also add, update or change the information contained in this prospectus or in documents incorporated by reference in this prospectus. The prospectus supplement or free writing prospectus will supersede this prospectus to the extent it contains information that is different from, or that conflicts with, the information contained in this prospectus or incorporated by reference in this prospectus. You should read and consider all information contained in this prospectus, any accompanying prospectus supplement and any free writing prospectus that we have authorized for use in connection with a specific offering, in making your investment decision. You should also read and consider the information contained in the documents identified under the heading “Incorporation of Certain Documents by Reference” and “Where You Can Find More Information” in this prospectus.

Unless the context otherwise requires, the terms “the Company,” “we,” “us,” and “our” in this prospectus each refer to SeqLL Inc., our subsidiaries and our consolidated entities.

TRADEMARKS AND TRADENAMES

We use our registered trademarks and trade names, such as “SeqLL®,” “tSMS®,” and “DRS®,” in this prospectus. Solely for convenience, trademarks and trade names referred to in this prospectus appear without the® and ™ symbols, but those references are not intended to indicate that we will not assert, to the fullest extent under applicable law, our rights, or that the applicable owner will not assert its rights, to these trademarks and trade names. We do not intend our use or display of other companies’ trade names or trademarks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

GLOSSARY OF CERTAIN SCIENTIFIC TERMS

The medical and scientific terms used in this prospectus have the following meanings:

“Bioinformatics” means a subdiscipline of biology and computer science concerned with the acquisition, storage, analysis, and dissemination of biological data, most often DNA, RNA, and amino acid sequences.

“cDNA” means complementary DNA created from RNA through the use of reverse transcriptase.

“DNA” means deoxyribonucleic acid, a self-replicating material present in nearly all living organisms as the carrier of genetic information.

“Double helix” is a structure formed by a pair of parallel helices intertwined around a common axis. DNA is a double helix.

“DRS” means Direct RNA Sequencing, a method for sequencing RNA molecules without conversion to complementary DNA (“cDNA”) or amplification via PCR.

“Epigenetic” is the changes in gene expression that do not involve changes in the DNA sequence.

“FDA” means the U.S. Food and Drug Administration.

“Flow cell” means an optical cell used for detection and measurement of biological samples.

“Gene” is a portion of a DNA that serves as the basic unit of heredity.

“Gene expression” is a process by which information from a gene is used for the synthesis of a functional product.

“Genome” is an organism’s complete set of DNA.

“Genomics” refers to the study of all an organism’s genes and their interactions to influence the organism. Large-scale studies are required to understand how changes in an organism’s genes influence the organism.

“Helix” is an extended spiral chain of molecules.

“LDT” means Laboratory Developed Tests.

“Ligation” is a process of joining two DNA strands by chemical linkage.

“Microfluidics” is the science of manipulating and controlling fluids, usually in very small ranges.

“Next Generation Sequencing” means a high-throughput sequencing to sequence DNA and RNA molecules much more quickly and cheaply than the previously used techniques.

“NGS” means Next Generation Sequencing.

“Nucleic Acid” means a complex organic substance present in living cells, such as DNA or RNA.

“Nucleotide bases” or “Nucleotides” are building blocks of nucleic acids and include adenine (“A”), cytosine (‘C”), guanine (“G”), thymine (“T”) and uracil (“U”).

“Omics” refers to various different biological analyses approaches whereby researchers can analyze complex biological data, often in high throughput methods, to find novel associations between biological entities, pinpoint relevant biomarkers and build elaborate markers of disease and physiology. Examples of various “omics” analyses include: genomics, proteomics, transcriptomics, epigenomics, and metabolomics. When two or more of the -omics analyses approaches are combined either directly in analyses and/or in examination of -omics data sets, the approach is referred to as “multi-omics.”

“PCR” means Polymerase Chain Reaction, which is a technique used to generate multiple copies (thousands to millions) of DNA sequences.

“Proteomic(s)” refers to the large-scale study of proteins. The proteome is the entire set of proteins that is produced or modified in an organism or system.

“RNA” means ribonucleic acid, a material present in all living cells which acts as a messenger carrying instructions from the DNA for controlling the synthesis of proteins.

“RNA-Seq” means RNA Sequencing, an NGS method that involves the conversion of RNA into cDNA for subsequent sample preparation and sequencing.

“Throughput” refers to the rate at which an assay can be performed on during a given time period.

“Transcript” is a single stranded RNA synthesized by transcription of DNA.

“Transcriptome” refers to the sum of all RNA molecules, inclusive of noncoding and coding RNAs, that are contained within a population of cells or a single cell.

“tSMS” means True Single Molecule Sequencing.

THE COMPANY

This summary highlights selected information contained elsewhere in this prospectus and does not contain all of the information that you should consider before investing in our securities. This summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information appearing elsewhere in this prospectus. You should read this entire prospectus carefully, including the information set forth in the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and related notes thereto contained in this prospectus, before making an investment decision. Unless the context requires otherwise, references in this prospectus to “we,” “us,” “our,” “our company,” or similar terminology refer to SeqLL Inc.

Overview

We are a development-stage life sciences instrumentation and research services company engaged in the development of scientific assets and novel intellectual property across multiple “omics” fields. We intend to leverage our expertise with True Single Molecule Sequencing (“tSMS”) technology to enable researchers and clinicians to contribute major advancements to scientific research and development by accelerating one’s understanding of the molecular mechanisms of disease and fundamental biological processes. We believe our proprietary sequencing technology platform has critical advantages over existing Next Generation Sequencing (“NGS”) technologies, particularly for emerging applications in the research and development of biomarker discovery, epigenetics, nucleotide chemistry, forensics, and cell-free nucleic acid analysis. Our mission is to empower researchers with improved genetic tools that enable scientists and physicians to better understand the molecular mechanisms of disease and the underlying biological systems. This knowledge is essential to the continued development of new breakthroughs in genomic medicine that address the critical concerns involved with today’s precision medicine.

Our single molecule technology enables researchers to identify and synthesize DNA or RNA strands, irrespective of abundance, in a biological sample and is capable of analyzing billions of molecules in parallel, which positions us as both competitive and complementary with other NGS platforms. We believe our technology advantage is a simplified method of quantifying DNA and RNA molecules at single molecule resolution because our platform does not require the routine PCR amplification and ligation steps required during library preparation by most NGS systems, thereby avoiding systematic bias and consequential additional costs. Our current sequencing platform offers advantages, such as the ability in certain samples to reveal previously-unknown molecular profiles, by directly detecting single molecules with little to no manipulation of the original sample. Our tSMS platform then generates data that is highly-accurate and creates reproducible molecular profiles, often providing researchers with new insights into the biology being researched. As supported by multiple peer-reviewed research publications, our tSMS technology platform has assisted medical researchers in uncovering potentially significant DNA and RNA biomarkers for the early detection of diseases.

Our strategy is to integrate the tSMS platform with the development of novel applications across multiple market segments, and to generate revenue through sales of partnership-specific systems and related flowcells and reagents, which we refer to as “sequencing kits”, research services and research grants. We do not offer or sell any products that are founded upon or incorporate our tSMS platform directly to healthcare professionals or consumers. To strengthen our market position, we strive to build and control intellectual property around the instruments, sequencing kits and methods that enable these applications. Integral to this strategy will be to work with existing customers in developing new instruments optimized for specific assay and chemistry performance in order to support a wide array of applications. Our target customers are consumers of NGS products and services engaged in research activities and the development of new or improved products, such as academic and government institutions, hospitals and medical centers, pharmaceutical and biotechnology companies, and non-profit research organizations.

Under our current operating model, we expect the revenues we generate from a specific customer to scale as our partnership or collaboration with such customer matures and intellectual property founded on our tSMS platform is developed and sold by such customer. Initially, our customer-specific revenues are typically dependent on the funding of, or research grants obtained by, our partners and their ability to develop novel products. During the early stages of our partnerships or collaborations, we generally derive revenue from research services, grants and the sale of customized instruments and sequencing kits as intellectual property is developed. Over the longer term, however, we expect to generate increasing revenues from our customers from the sale of application-specific assays or tests that are developed on our platform and for which we will receive royalties, a revenue split or other renumeration for the use of our platform or jointly-developed intellectual property.

Background on Genetic Sequencing

Genetic inheritance in living systems is conveyed through a naturally-occurring information storage system known as deoxyribonucleic acid, or DNA. DNA stores information in linear chains of chemical bases known as adenine (“A”), cytosine (“C”), guanine (“G”) and thymine (“T”). Inside living cells, these chains usually exist in pairs bound together in a double helix by complementary base pairs. A “genome” is an organism’s complete set of DNA, which for humans consists of approximately three billion DNA base pairs. Ribonucleic acid, or RNA, is a molecule used by organisms to convey genetic information. A “transcriptome” is an organism’s complete set of RNA molecules at an active cellular state and includes both protein coding and noncoding RNA transcripts.

Genetic sequencing is the process of determining the order of nucleotide bases (A, C, G, or T) in a sample. This consists of three phases: sample preparation, physical sequencing and analysis. Generally, the first step of sample preparation is either to shear the target genome into multiple small fragments or, depending on the amount of sample DNA or RNA available, amplify the target region using a variety of molecular methods. In the physical sequencing phase, the individual bases in each fragment are identified in order, creating individual sequence reads. The number of individual bases identified contiguously is defined as “read length.” The sequencing throughput is generally defined as the product of the number of individual sequence reads and the average read length of the sequence reads. In the analysis phase, bioinformatics software is used to align overlapping reads, which allows the original genome to be assembled into contiguous sequence.

Studying genomes and transcriptomes helps scientists understand the inheritance of biological characteristics, developmental biology and normal and disease states of cells and organisms. Genetic variation accounts for many of the differences between individuals, such as eye color and blood group, and also affects a person’s susceptibility to certain diseases such as cancer, heart disease or diabetes. Genetic variation can also determine a person’s response to drug therapies.

A trend in healthcare is towards ‘personalized medicine’ to enable more accurate diagnosis and treatment through better understanding of each individual patient’s disease. We believe that a greater understanding of the genome will lead to this new healthcare paradigm where diseases are understood at the molecular level, allowing patients to be diagnosed according to genetic information, in many instances earlier and more accurately, and be treated with drugs designed to work on specific molecular targets. The goal is to offer precision-personalized medicine that will identify disease earlier, reduce healthcare costs, and enable more appropriate and effective treatment for better outcomes and quality of life. To date, this has largely been done through genomic testing, which provides information about a patient’s predisposition to disease or likely response to medication, due to each individual’s unique constellation of genes. However, DNA testing is, in most cases aside from tumor genome testing, a static readout that does not change through a patient’s lifetime or disease course. It does not provide information about the patient’s current health status. An increasing number of researchers, however, now believe the transcriptome provides dynamic information about the current state of the body that can be used to assess health, to detect early signs of disease and to enable physicians to select the appropriate treatment, monitor response to treatment and detect unwanted side effects.

Cell-free Nucleic Acids as Disease Biomarkers: Most of the DNA and RNA in the body are inside the cells, but a small amount of nucleic acids is also found in biological fluids such as blood, saliva and urine. This material is generally referred to as cell-free DNA (“cfDNA”) and cell-free RNA (“cfRNA”). Analysis of these free-floating molecules can lead to multiple applications such as early disease detection, drug selection and treatment monitoring. For example, a large amount of cell-free DNA material might indicate a bacterial infection or sepsis in very early stages. Cell-free DNA is typically derived from chromatin as intact nucleosomes, or histone-bound DNA, which can be analyzed in addition to solely assessing DNA. Another such example is cfRNA analysis for detection, diagnosis and monitoring of malignant diseases such as cancer. The cfRNA transcripts are differentially expressed between normal and cancerous tissues. These transcripts can be used as a reliable biomarker for cancer screening and diagnostic applications. Analysis of cfRNA can be used to measure dynamic changes in the gene expression, allow oncologists to evaluate disease status, predict outcomes from anti-tumoral therapies and monitor the disease after treatment.

Sequencing Technologies: There are different sequencing technologies available for sequencing genetic material, each producing the sequence data in a unique format. Some of the technologies produce millions of sequence reads with a very short-read length, generally less than 300 nucleotide bases. These technologies are generally referred to as short-read NGS platforms. Other technologies produce several thousand sequence reads of a very long-read length, generally more than 1000 nucleotide bases. These technologies are generally referred to as long-read NGS platforms. Both the short- as well as long-read NGS technologies have their advantages in various settings. For de novo assembly of genomes and long RNA transcripts, the long contiguous reads from the long-read NGS technologies are preferred. Generally, short reads can be used to further fill in gaps in the data from longer read technologies. For molecular counting applications, a large number of independent reads from short-read NGS technologies are preferred. Different genes are present in varying amounts in biological samples, and the success of the technique is highly-dependent on the dynamic range of the detection technology.

There are multiple NGS technologies available in the market, offered by companies such as Illumina Inc, Pacific Biosciences of California, and Thermo Fisher Scientific Inc., that partially address the need for accurate and sensitive analysis of genetic information. These technologies can further be classified based on the resolution of the technology as single-molecule sequencing technologies and amplification-based technologies. Most single-molecule sequencing technologies do not require amplification, though many of the long-read technologies still require complex sample manipulation prior to sequencing. This is especially true for the sequencing of RNA molecules. Over the past two decades, researchers and clinicians have used these technologies to gain a deeper understanding of nucleic acids, to study biomarkers associated with disease, to identify molecules for new drug discovery, to create novel applications for early screening and diagnosis, and more recently to create genome-editing techniques. While researchers are making progress on various fronts by utilizing a combination of these technologies, there remains a wide gap between the needs of the research community and the capabilities of existing sequencing tools. This gap is hindering the advancement of scientific research. The inherent limitations of current technologies are summarized below:

●	Biased results: Short-read NGS technology typically requires a large number of DNA molecules during the sequencing process. To generate enough DNA molecules, an amplification step is required during sample preparation. This amplification process can introduce errors known as amplification bias. The effect of this bias is that resulting copies are not uniformly representative of the original template DNA, causing skewed data representation in the final results.

●	Lower sensitivity: In cases where the original template DNA contains regions of relatively high G-C content or relatively high A-T content, the amplification process tends to under-represent these regions. As a result, these regions, which may contain entire genes, can be completely missed. As a result, the non-linear nature of the amplification may limit its ability to detect subtle changes in the genetic signature.

●	Inefficient library preparation: Many of our competitors use systems requiring multi-step sample preparation protocols to prepare sample libraries before sequencing. This library preparation technique is inefficient, capturing only a fraction of the informative input material. The process selectively captures the molecules which are present in large quantities while losing lower frequency molecules, thus not producing a true representation of the input material. The library preparation protocol limits the minimal amount of input sample. The library preparation steps also add significant burden on the sample preparation.

●	Inadequate throughput: Applications such as transcriptome profiling, gene expression and biomarker discovery require accurate quantification of data. We believe the long read single molecule technologies fall short due to the smaller number of strand throughput required to substantiate the presence or absence of a biomarker in a specific sample. The short-read amplification technologies are limited due to a skewed data representation caused by the non-linear amplification bias present in the workflow.

Our Technology Solution

Our tSMS platform offers a single molecule solution for DNA and RNA sequencing by performing detection of nucleic acids without the need for complex sample manipulation. Researchers using our platform can analyze many billions of single molecules in a single experiment and still generate highly accurate and reproducible data. We believe our technology’s critical advantage over other technologies is because our platform does not require the routine library preparation steps, such as PCR amplification and ligation, necessary for use with most NGS systems, thereby avoiding systematic amplification bias. RNA sequencing on our platform detects transcripts regardless of abundance and with high accuracy in quantifying gene expression changes associated with certain disease as well as detecting subtle changes in RNA transcript levels that are undetectable with other methods.

Our single molecule platform is unique because it combines a proprietary fluorescence-based optical detection apparatus with a precision microfluidics and thermal control system to perform sequencing-by-synthesis reactions, as illustrated in Figure 1 below.

Figure 1. tSMS Technology Workflow

The single molecule fluorescence signal from millions of individual strands is captured by images using a high-sensitivity camera during multiple cycles of nucleotide incorporation. Our powerful image analysis system processes these images to produce the sequence data as an output. The output data contains millions of individual unique sequences with the average read length of between 35 – 60 nucleotide bases, with a range of 20 – 100 nucleotide bases. This length is sufficient to allow unambiguous identification of the origin of each sequence.

By giving short-read technology the power of single molecule resolution, we believe our tSMS technology offers critical advantages over existing technologies, including:

●	Greater Sensitivity. The tSMS platform offers a high level of sensitivity as each strand is identified and synthesized irrespective of its abundance in the sample. In the existing amplification-based technologies, low expressing transcripts are typically masked due to preferences and may be missed or have their numbers minimized in the final data analysis. The simplified sample preparation along with single molecule resolution generally facilitates the unbiased, proportionate representation of input sample, even of the low expressing transcripts and constructs. This allows for obtaining more accurate information earlier, and for clinical treatments or decisions to be made sooner.

●	High Accuracy. The tSMS platform provides an accurate set of data and results as well as a broader range of molecules to be evaluated. The ability to count each individual molecule, combined with simplified sample preparation and greater sample sensitivity, yields an accurate quantitative representation of sample in the final data. Our technology has been demonstrated to produce robust accurate short reads for a variety of applications.

●	Minimal Sample Preparation. The tSMS platform offers a simple sample preparation process. The DNA strands are cut in shorter sizes, converted into single strands, and then tagged with a universal surface capture primer. By avoiding the complex multi-step library preparation method, the sample integrity is preserved, and the bias and errors in the sequence data output exhibited by other methods are avoided.

●	Seamless Flexibility. Our tSMS platform provides flexibility in two main aspects — throughput and applications. The tSMS platform has the ability to scale throughput across a range of small to large projects. The programmable instrument workflow and modular design of sequencing kit components provide flexibility to choose the sample coverage and read length required for the final data. The simplified sample preparation allows for analysis of any genetic material that can be attached to a glass surface.

Market Opportunity

The market for our products and services is segmented into two major categories, DNA NGS and RNA NGS, which, according to The Insight Partners, accounted for a combined addressable market opportunity of approximately $1.03 billion in 2019 that is projected to grow to $5.26 billion by 2025 at a compound annual growth rate (CAGR) of 31.3%.

DNA NGS market opportunity: According to The Insight Partners DNA NGS Market Report 2019, the global DNA NGS market is projected to grow from $6.82 billion in 2019 to $22.72 billion in 2025 at a CAGR of 22.2% from 2019 to 2025. Our customers in the DNA NGS market largely consist of academic and research institutes and forensic labs. Collectively, academic and research institutes and forensic labs, pathology labs and diagnostic centers represent a projected 58.4% of the end-user market share in 2019. Our targeted end users, applications and regions for DNA NGS represented an addressable market opportunity of $0.74 billion in 2019 that is projected to grow to $4.10 billion in 2025 at a CAGR of 33.0%.

RNA NGS market opportunity: According to The Insight Partners NGS-based RNA Seq. Market Report 2019, the global RNA NGS market is projected to grow from $1.63 billion in 2019 to $4.96 billion in 2025 at a CAGR of 20.4%. The RNA NGS market can be segmented by products and services, end users, applications and sequencing technologies. Research and academic centers, pharmaceutical and biotech companies, and pathology labs forensic labs and diagnostic centers represented a projected 76.7% share of the end users in 2019. Our targeted end users, applications and regions for RNS NGS represented an addressable market opportunity of $0.29 billion in 2019 that is projected to grow to $1.16 billion in 2025 at a CAGR of 26.2%.

Markets for Our Technology

The initial target market for our instruments and research services has been the life sciences research and development market where we provide solutions for a variety of applications, including biomarker discovery and diagnostic assay developments. This market includes laboratories associated with universities, scientific research centers, government institutions, and biotechnology and pharmaceutical companies.

Introductions of new technologies and products, while positive to the overall development of these markets, may result in greater competition for the limited financial resources available. There are a number of emerging markets for sequencing-based technologies that represent significant potential opportunities for us, including:

●	Life sciences research and development: NGS technologies are accelerating the discovery and development of more effective new drugs. The complex nature of biological pathways, disease mechanisms and multiple drug targets requires an accurate, unbiased, and sensitive molecular counting platform. Single molecule sequencing, with its unparalleled quantitative accuracy in large-scale expression profiling, could enable high-throughput screening of promising drug leads. During clinical trials, our technology could potentially be used for companion diagnostics to generate individual genetic profiles that can provide valuable information on likely response to therapy, toxicology or risk of adverse events. The tSMS platform may also enable more precise selection of patient pools and individualization of therapy.

●	Liquid biopsy: Liquid biopsy is emerging as a simple and non-invasive alternative to the traditional tissue biopsy approach for disease screening and monitoring. A simple draw of blood contains millions of tiny fragments of cell-free DNA/RNA material with lengths on the order of 100 – 200bp, which carry informative signatures of cancer and other life-threatening diseases even in a very early stage of the disease progression. With its quantitative accuracy, simple sample preparation methodology, and its ability to accurately sequence fragmented short molecules, our single molecule sequencing offers an excellent solution for liquid biopsy.

●	Infectious disease: Infectious diseases are caused by bacteria, viruses and fungi. These organisms contain DNA and RNA that act as infectious agents to transmit disease from person to person, by insect or animal, or through food and environmental means. The detection and sequencing of the DNA and RNA from pathogens provides medically actionable information for diagnosis, treatment and monitoring of infections. Accurate sequence information could also help to predict drug resistance.

●	Clinical diagnostics: Our amplification and ligation-free sequencing method allows us to identify subtle changes in the RNA transcript levels that are undetectable with other methods presumably due to bias and loss of low-level transcripts inherent to the other technologies. The power of our tSMS technology can help to address the large unmet need for biomarker discovery to diagnose diseases such as cardiovascular diseases and cancer at very early stages.

●	Microbiome analysis: Microbial communities in and on the body show uniform bacterial diversity in healthy individuals. Drugs and diet can disrupt the microbial diversity, and thereby can affect disease progression and treatment efficacy. Our technology can accurately quantify the gene signature for all bacteria present and capture a real-time snapshot of the microbiome. This data can be used by physicians for disease treatment by applying methods to encourage growth of beneficial microbes and eliminate harmful microbes.

These examples of emerging markets for sequencing-based technologies represent significant potential opportunities for us. The development of these markets is subject to variability driven by ongoing changes in the competitive landscape, evolving regulatory requirements, government funding of research and development activities, and macroeconomic conditions. Given the ability of the tSMS platform to sequence nucleic acid fragments as well as to detect post-translational modifications within larger chromatin molecules, we believe our technology is uniquely positioned to produce data from molecules at both ends of the single molecule nucleic acid spectrum. This concept, and the technology leaders for each single molecule market segment, is illustrated in Figure 2 below, with our potential applications highlighted in blue font.

Figure 2. Illustrative Single Molecule Nucleic Acid Landscape

As our partners or collaborators expand their product lines to address the diagnosis of disease, regulation by governmental authorities in the United States will become an increasingly significant factor in development, testing, production and marketing. We have not sought FDA approval of our sequencers because to-date we have marketed them only for research purposes and not for clinical diagnostics. Through our partners or collaborators, we will likely need to assist in pursuing regulatory approvals from the FDA when they attempt to enter the diagnostics market, which approvals are expensive and involve a high degree of risk and for which there is no assurance that we or our partners will be able to develop a commercially-viable product. Even if the products under development are authorized and approved by the FDA, our partners or collaborators must still meet the challenges of successful marketing, distribution and customer acceptance. We do not intend to use proceeds from this offering to pursue FDA approval. If significant funds are required from us in seeking to obtain any FDA approval in the future, we intend to raise additional funds for such purpose prior to pursuing FDA approval.

Our Strategy

Our strategy is to integrate our tSMS platform with the development of novel applications across multiple market segments, and to generate revenue through partnership-specific system and sequencing kit sales, research services and research grants. Our target customers are consumers of NGS products and services engaged in research activities and the development of new or improved products, such as academic and government institutes, hospitals and medical centers, pharmaceutical and biotechnology companies, and non-profit research organizations. Integral to this strategy will be to work with existing customers in developing new instruments optimized for specific assay and chemistry performance in order to support a wide array of applications.

We have generated only nominal revenues to date from our current operating model and we do not expect our revenues to scale significantly until one or more of our customers or third-party partners or collaborators has developed application-specific assays or tests for which our platform serves as a foundation. As a result, we believe our ability to continue to operate at current levels is dependent on the success of this offering. Over the longer term, we expect to generate revenues from our customers, partners and collaborators through a combination of product sales, research services and research grants. We plan to expand these revenues from recurring and prospective clients by the following key strategies:

●	Provide the scientific community with a combination of research services and NGS instrumentation to serve markets that we believe are inadequately addressed by existing technologies.

●	Assist in the development of new classes of RNA-based diagnostics tests.

●	Collaborate with researchers to enhance pharmacogenomics and biomarker discovery.

●	Support drug developers seeking a better understanding of the side effects of their new drugs.

●	Continue to innovate and develop new aspects of our products and technology, applications and instrumentation through scientific collaborations, including grants.

●	Leverage our expertise and the broad applicability of our tSMS platform to grow into new markets through strategic collaborations, partnerships, existing data sets, and customers.

●	Maintain a strong culture and network of technical resources while seeking to continuously attract new talent to build an industry-leading single molecule solutions company.

We expect to use a portion of the net proceeds of this offering to support our research and development activities and to improve and update our tSMS platform to develop additional applications in support of our existing partnerships and collaborations. While we anticipate increased revenues as a result of those efforts, we are planning to raise additional funds following this offering to support our existing partners and collaborators and to fund the initial costs of new relationships.

We have assembled an experienced management team, board of directors, and scientific founders and advisors who bring industry experience to our company and business strategy. We believe the members of our team have deep experience in discovering, developing and commercializing products with a particular focus on sequencing products and applications.

Our Customers and Collaborators

Our customers and collaborators are focused on academic research, biomarker discovery, and molecular diagnostic product development. The majority of our current customers and collaborators are early adopters of genomics technology, including tSMS. Over the years, they have produced scientific achievements through collaborative research efforts by accessing our technology. We often collaborate with customers to drive innovation in the field of genomic sciences through grant-funded research activities and we do not yet generate significant revenues from these activities from the sale of our products or services. In addition, we have not yet entered into any material agreements with any of these entities as to how our technology is currently being used by them or will be used by them in the future. Our key collaborators and our current activities are summarized below:

Bernstein Laboratory

We have worked closely with the lab of Bradley Bernstein, M.D., Ph.D. at the Dana-Farber Cancer Institute and Harvard Medical School to address fundamental questions in chromatin biology and epigenetic regulation. Dr. Bernstein is also the founder and Director of the Broad Institute Epigenomics Program. Scientists from the Broad Institute have used antibody-based detection coupled with tSMS to begin decoding a dual-marking system in modified histones that signals for a gene to be activated or repressed. Early results, published in Science, suggest differentiated cells exhibit different patterns of “bivalent” markings than embryonic cells. Our collaboration encompasses technology development, single-cell RNA and DNA analysis, and the creation of novel intellectual property. In addition to completing NIH grant-funded research activities, to date, we have provided Dr. Bernstein with tSMS systems and onsite support. We also published a technology development manuscript in Cell Reports Methods, a leading peer-reviewed scientific journal, that utilized a prototype tSMS system.

Ting Laboratory

We have been a long-time research collaborator with David Ting, M.D., Assistant Professor, Medicine at Harvard Medical School and a leading member at the Dana Farber/Harvard Cancer Center in using tSMS to better understand cancer. His research is focused on the role of non-coding RNA transcription in cancer as it relates to tumorigenesis and as novel biomarkers. In this research area, the Ting Laboratory was first to discover aberrant overexpression of pericentromeric RNA repeats by RNAseq using tSMS, which were found to play a significant role in pancreatic cancer and other epithelial cancers [Bersani, PNAS, December 2015]. This discovery resulted in new intellectual property related to pancreatic cancer biomarkers and the subsequent founding of Rome Therapeutics, an early-stage company focused on unlocking the repeatome to discover powerful new classes of medicines for cancer and autoimmune diseases. To date, we have provided Dr. Ting with tSMS systems and onsite support, research services and access to sample preparation methodologies.

Weizmann Institute of Science

In partnership with the laboratory of Efrat Shema, Ph.D., we have recently developed and applied innovative single-molecule technologies to gain a deeper understanding of chromatin regulation. We are working to establish robust single-molecule systems for genome-wide profiling of combinatorial chromatin and DNA modifications, as well as development of novel therapeutic and diagnostic tools. To date, we have provided this collaboration with access to prototype sequencing systems, sequencing kits and sample preparation methodologies. We have recently published manuscripts in leading peer-reviewed scientific journals. In September 2022 volume of Nature Biotechnology, our publication entitled “Multiplexed, single-molecule, epigenetic analysis of plasma-isolated nucleosomes for cancer diagnostics” detailed an innovative liquid biopsy application for pancreatic and colorectal cancer detection enabled by SeqLL’s tSMS technology. .

True Bearing Diagnostics, Inc.

We have participated in a research collaboration with Timothy McCaffrey, Ph.D. of The George Washington University’s Center of Genomic Medicine and True Bearing Diagnostics, Inc, performing tSMS on whole-blood RNA to identify transcripts associated with coronary artery disease (“CAD”). In comparison to other platforms that include NGS technologies, only our tSMS platform could consistently identify the novel mRNA signature in CAD patients. We believe this collaboration will provide the blueprint for a diagnostic test that could significantly reduce the over one million U.S. catheterizations that are performed annually at a cost of approximately $20 billion per year. In 2021, we published a scientific manuscript in a peer reviewed journal detailing biomarker discovery efforts for CAD. To date, we have provided to True Bearing Diagnostics research services and access to sample preparation methodologies. Potential future work includes the development of a CAD-focused clinical system for regulatory clearance.

Tetracore, Inc.

Tetracore, Inc. focuses on antibody-based and nucleic acid-based detection reagents and technologies, and contracts with the U.S. government for the development of real-time PCR diagnostic tests for biological warfare threat agents, novel nucleic acid extraction procedures, and specialized nucleic acid products. To date, we have provided Tetracore with tSMS systems and on-site support. In 2022, Tetracore received funding to explore the development of potential products, including non-NGS applications, are for clinical, animal health, and domestic preparedness testing.

Recent Developments

On June 21, 2022, we received a written notice from the Nasdaq Stock Market LLC indicating that we are not in compliance with Nasdaq Listing Rule 5550(a)(2), as the closing bid price for our common stock was below $1.00 per share for the last 30 consecutive business days. Pursuant to Nasdaq Listing Rule 5810(c)(3)(A), we have been granted a 180-calendar day compliance period, or until December 18, 2022, to regain compliance with the minimum bid price requirement. To regain compliance, the closing bid price of our common stock must meet or exceed $1.00 per share for at least 10 consecutive business days during the 180-calendar day compliance period. If we are not in compliance by December 18, 2022, we may be afforded a second 180-calendar day compliance period. To qualify for this additional time, we will be required to meet the continued listing requirement for market value of publicly-held shares and all other initial listing standards for Nasdaq with the exception of the minimum bid price requirement and will need to provide written notice of our intention to cure the deficiency during the second compliance period. If we do not regain compliance within the allotted compliance period(s), including any extensions that may be granted by Nasdaq, Nasdaq will provide notice that our common stock will be subject to delisting.

We intend to monitor the closing bid price of our common stock between now and December 18, 2022 and to consider available options to cure the deficiency and regain compliance with the minimum bid price requirement within the compliance period. Our common stock will continue to be listed and trade on the Nasdaq Capital Market during this period, unaffected by our receipt of the written notice from Nasdaq.

Summary Risks Associated with Our Business

Our ability to execute our business strategy is subject to numerous risks, as more fully described in the section captioned “Risk Factors” immediately following this prospectus summary. You should read these risks before you invest in our common stock and warrants. In particular, risks associated with our business include, but are not limited to, the following:

●	As we have incurred recurring losses and negative cash flows since our inception, there is no assurance that we will be able to continue as a going concern absent additional financing.

●	We are an early, commercial-stage company with a limited operating history.

●	If our tSMS sequencing instruments or sequencing services fail to achieve and sustain sufficient market acceptance, we will not generate expected revenue and our business may not succeed.

●	Our research and development efforts may not result in the benefits we anticipate, and our failure to successfully market, sell and commercialize our current and future sequencing instruments and services products could have a material adverse effect on our business, financial condition and results of operations.

●	If we are unable to successfully develop and timely manufacture our sequencing instruments and reagents, our business may be adversely affected.

●	We must successfully manage new product introductions and transitions related to the tSMS technology, we may incur significant costs during these transitions, and they may not result in the benefits we anticipate.

●	We rely on other companies for certain components and materials and intend to outsource sub-assembly manufacturing in the future. We may not be able to successfully assemble or manufacture reagents and instruments or scale the manufacturing process necessary to build and test multiple products on a full commercial basis, which could materially harm our business.

●	We may be unable to consistently manufacture our instruments and reagents to the necessary specifications or in quantities necessary to meet demand at an acceptable cost.

●	Increased market adoption of our products by customers may depend on the availability of sample preparation and informatics tools, some of which may be developed by third parties.

●	Single molecule sequencers are highly complex, have recurring support requirements and could have unknown defects or errors, which may give rise to claims against us or divert application of our resources from other purposes.

●	If we lose members of our senior management team or other key personnel or are unable to successfully retain, recruit and train qualified scientists, engineers and other personnel, our ability to maintain and develop our products could be harmed and we may be unable to achieve our goals.

●	A significant portion of our potential sales depends on customers’ spending budgets that may be subject to significant and unexpected variation which could have a negative effect on the demand for our products.

●	We are, and may become, subject to governmental regulations that may impose burdens on our operations, and the markets for our products may be narrowed.

●	Our sales cycle is unpredictable and lengthy, which makes it difficult to forecast revenue and may increase the magnitude of quarterly or annual fluctuations in our operating results.

For a more detailed discussion of some of the risks you should consider, you are urged to carefully review and consider the section titled “Risk Factors” beginning on page 12 of this prospectus.

Implications of Being an Emerging Growth Company

We qualify as an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. For as long as we remain an emerging growth company, we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies. These provisions include, but are not limited to:

●	being permitted to have only two years of audited financial statements and only two years of related selected financial data and management’s discussion and analysis of financial condition and results of operations disclosure;

●	an exemption from compliance with the auditor attestation requirement in the assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002, as amended, or the Sarbanes-Oxley Act;

●	reduced disclosure about executive compensation arrangements in our periodic reports, registration statements and proxy statements; and

●	exemptions from the requirements to seek non-binding advisory votes on executive compensation or golden parachute arrangements.

In addition, the JOBS Act permits emerging growth companies to take advantage of an extended transition period to comply with new or revised accounting standards applicable to public companies. We are not choosing to “opt out” of this provision. We will remain an emerging growth company until the earliest of (i) December 31, 2026, (ii) the first fiscal year after our annual gross revenues exceed $1.07 billion, (iii) the date on which we have, during the immediately preceding three-year period, issued more than $1.0 billion in non-convertible debt securities or (iv) the end of any fiscal year in which the market value of our common stock held by non-affiliates exceeds $700 million as of the end of the second quarter of that fiscal year.

Corporate Information

We were incorporated in Delaware on April 3, 2014. Our principal executive offices are located at 3 Federal Street, Billerica, Massachusetts 01821, and our telephone number is (781) 460-6016. Our corporate website address is www.seqll.com. The information contained on or accessible through our website is not a part of this prospectus.

RISK FACTORS

An investment in our securities involves a high degree of risk. Before making any investment decision, you should carefully consider the risk factors set forth below, the information under the caption “Risk Factors” in any applicable prospectus supplement, any related free writing prospectus that we may authorize to be provided to you and the information under the caption “Risk Factors” in our annual report on Form 10-K and quarterly reports on Form 10-Q that are incorporated by reference into this prospectus, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended, or the Exchange Act.

These risks could materially affect our business, results of operations or financial condition and affect the value of our securities. Additional risks and uncertainties that are not yet identified may also materially harm our business, operating results and financial condition and could result in a complete loss of your investment. You could lose all or part of your investment. For more information, see “Where You Can Find More Information.”

Risks Related to Our Securities and the Offering

If we are unable to maintain compliance with all applicable continued listing requirements and standards of Nasdaq, our common stock could be delisted from Nasdaq.

Our common stock is listed on the Nasdaq Capital Market under the symbol “SQL.” In order to maintain that listing, we must satisfy minimum financial and other continued listing requirements and standards, including those regarding director independence and independent committee requirements, minimum stockholders’ equity, minimum share price, and certain corporate governance requirements. There can be no assurances that we will be able to remain in compliance with Nasdaq’s listing standards or if we do later fail to comply and subsequently regain compliance with Nasdaq’s listing standards, that will be able to continue to comply with the applicable listing standards. If we are unable to maintain compliance with these Nasdaq requirements, our common stock will be delisted from Nasdaq. On June 21, 2022, we received a deficiency letter from the Listing Qualifications Department, or the Staff, of the Nasdaq Stock Market, notifying us that, based upon the closing bid price of our common stock, for the last 30 consecutive business days, we are not currently in compliance with the requirement to maintain a minimum bid price of $1.00 per share for continued listing on The Nasdaq Capital Market, as set forth in Nasdaq Listing Rule 5550(a)(2) (the “Minimum Bid Requirement”). The Notice has no immediate effect on the continued listing status of our common stock on Nasdaq, and, therefore, our listing remains fully effective.

We have been provided a compliance period of 180 calendar days from the date of the Notice, or until December 18, 2022, to regain compliance with the Minimum Bid Requirement. If at any time before December 18, 2022, the closing bid price of our common stock closes at or above $1.00 per share for a minimum of 10 consecutive business days, subject to Nasdaq’s discretion to extend this period pursuant to Nasdaq Listing Rule 5810(c)(3)(G), Nasdaq will provide written notification that we have achieved compliance with the Minimum Bid Requirement, and the matter would be resolved.

If we do not regain compliance with the Minimum Bid Requirement during the initial 180 calendar day period, we may be eligible for an additional 180 calendar day compliance period. To qualify, we would be required to meet the continued listing requirement for market value of publicly held shares and all other initial listing standards for The Nasdaq Capital Market, with the exception of the Minimum Bid Requirement, and would need to provide written notice of our intention to cure the deficiency during the second compliance period, by effecting a reverse stock split, if necessary.

We will continue to monitor the closing bid price of our common stock and seek to regain compliance with all applicable Nasdaq requirements within the allotted compliance periods. If we do not regain compliance within the allotted compliance periods, including any extensions that may be granted by Nasdaq, Nasdaq will provide notice that our common stock will be subject to delisting. We would then be entitled to appeal that determination to a Nasdaq hearings panel.

While we intend to actively monitor the closing bid price of our common stock and will evaluate available options to regain compliance with the Minimum Bid Requirement, there can be no assurance that we will regain compliance with the Minimum Bid Requirement during the 180-day compliance period, secure a second period of 180 days to regain compliance or maintain compliance with the other Nasdaq listing requirements. In the event our common stock is delisted from Nasdaq due to our failure to continue to comply with any requirement for continued listing on Nasdaq, and our common stock is not eligible for quotation on another market or exchange, trading of our common stock could, again, be conducted in the over-the-counter market or on an electronic bulletin board established for unlisted securities such as the OTC Pink or the OTCQB tiers of the OTC marketplace. In such event, it could become more difficult to dispose of, or obtain accurate price quotations for, our common stock, and it would likely be more difficult to obtain coverage by securities analysts and the news media, which could cause the price of our common stock to dec

Future sales or other dilution of our equity could depress the market price of our common stock.

Sales of our common stock, preferred stock, warrants, rights or convertible debt securities, or any combination of the foregoing, in the public market, or the perception that such sales could occur, could negatively impact the price of our common stock.

In addition, the issuance of additional shares of our common stock, securities convertible into or exercisable for our common stock, other equity-linked securities, including preferred stock, warrants or rights or any combination of these securities pursuant to this prospectus will dilute the ownership interest of our common shareholders and could depress the market price of our common stock and impair our ability to raise capital through the sale of additional equity securities.

We may need to seek additional capital. If this additional financing is obtained through the issuance of equity securities, debt securities convertible into equity or options, warrants or rights to acquire equity securities, our existing shareholders could experience significant dilution upon the issuance, conversion or exercise of such securities.

Our management will have broad discretion over the use of the proceeds we receive from the sale our securities pursuant to this prospectus and might not apply the proceeds in ways that increase the value of your investment.

Our management will have broad discretion to use the net proceeds from any offerings under this prospectus, and you will be relying on the judgment of our management regarding the application of these proceeds. Except as described in any prospectus supplement or in any related free writing prospectus that we may authorize to be provided to you, the net proceeds received by us from our sale of the securities described in this prospectus will be added to our general funds and will be used for general corporate purposes. Our management might not apply the net proceeds from offerings of our securities in ways that increase the value of your investment and might not be able to yield a significant return, if any, on any investment of such net proceeds. You may not have the opportunity to influence our decisions on how to use such proceeds.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve substantial risks and uncertainties. The forward-looking statements are contained principally in the sections titled “Prospectus Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business,” but are also contained elsewhere in this prospectus. In some cases, you can identify forward-looking statements by the words “may,” “might,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “objective,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue” and “ongoing,” or the negative of these terms, or other comparable terminology intended to identify statements about the future, although not all forward-looking statements contain these words. These statements relate to future events or our future financial performance or condition and involve known and unknown risks, uncertainties and other factors that could cause our actual results, levels of activity, performance or achievement to differ materially from those expressed or implied by these forward-looking statements. These forward-looking statements include, but are not limited to, statements about:

●	the success, cost and timing of our product development activities, including statements regarding the timing of initiation and completion of our research and development programs;

●	developments regarding next generation sequencing technologies;

●	our expectations regarding the market size and growth potential for our business;

●	the implementation of our strategic plans, including strategy for our business and related financing;

●	our ability to maintain and establish future collaborations and strategic relationships;

●	the rate and degree of market acceptance of our products;

●	our ability to generate sustained revenue or achieve profitability;

●	the potential for our identified research priorities to advance our technology;

●	the pricing and expected gross margin for our products;

●	our commercialization, marketing and manufacturing capability and strategy;

●	our expectations related to the use of proceeds from this offering;

●	our research and development plans including, among other things, statements relating to future uses, quality or performance of, or benefits of using, products or technologies;

●	updates or improvements of our products;

●	intentions regarding seeking regulatory approval for our products;

●	our competitive position;

●	our estimates of our expenses, ongoing losses, future revenue, capital requirements and our needs for, or ability to obtain, additional financing as necessary; and

●	our ability to maintain our intellectual property position for our technology.

You should read this prospectus, including the section titled “Risk Factors,” and the documents that we reference elsewhere in this prospectus and have filed as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual results may differ materially from what we expect as expressed or implied by our forward-looking statements. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all.

These forward-looking statements represent our estimates and assumptions only as of the date of this prospectus regardless of the time of delivery of this prospectus or any sale of our common stock. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this prospectus. All subsequent forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to herein.

USE OF PROCEEDS

Except as may be stated in the applicable prospectus supplement and any related free writing prospectus that we may authorize to be provided to you, we intend to use the net proceeds we receive from the sale of the securities offered by this prospectus for general corporate purposes, which may include, among other things, repayment of debt, repurchases of common stock, capital expenditures, the financing of possible acquisitions or business expansions, increasing our working capital and the financing of ongoing operating expenses and overhead.

DESCRIPTION OF CAPITAL STOCK

The following is a summary of our capital stock and certain provisions of our certificate of incorporation and bylaws. This summary does not purport to be complete and is qualified in its entirety by the provisions of our articles of incorporation, as amended, our bylaws and applicable provisions of the Delaware General Corporation Law (the “DGCL”).

See “Where You Can Find More Information” elsewhere in this prospectus for information on where you can obtain copies of our articles of incorporation and our bylaws, which have been filed with and are publicly available from the SEC. Our authorized capital stock consists of 80,000,000 shares of common stock, par value $0.00001 per share, and 20,000,000 shares of preferred stock, par value $0.00001 per share.

DESCRIPTION OF COMMON STOCK

As of September 30, 2022, there were 11,886,379 shares of our common stock issued outstanding held by approximately 18 stockholders of record.

General

The following description of our common stock is a summary and does not purport to be complete. It is subject to and qualified in its entirety by reference to the complete text of our Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”), and our Amended and Restated Bylaws (the “Bylaws”), each of which included as exhibits to our Annual Report on Form 10-K for the year ended December 31, 2021, which is incorporated by reference herein. We encourage you to read our Certificate of Incorporation, the Certificate of Designations, our Bylaws and the applicable provisions of the DGCL, Title 8 of the Delaware Code for additional information.

Common Stock

Dividend Rights

Subject to the rights of any holders of any outstanding shares or series of preferred stock, holders of common stock are entitled to the payment of dividends when and as declared by our board of directors in accordance with applicable law and to receive other distributions.

Voting Rights

Except as provided by law or in a preferred stock designation, holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders, have the exclusive right to vote for the election of directors and do not have cumulative voting rights. Except as otherwise required by law, holders of common stock are not entitled to vote on any amendment to the Certificate of Incorporation (including any certificate of designations relating to any series of preferred stock) that relates solely to the terms of any outstanding series of preferred stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to the Certificate of Incorporation (including any certificate of designations relating to any series of preferred stock) or pursuant to the DGCL.

Liquidation Rights

Subject to the rights of any holders of any outstanding shares or series of preferred stock, in the event of any liquidation, dissolution or winding up of our affairs, whether voluntary or involuntary, our funds and assets, to the extent they may be legally distributed to holders of common stock, shall be distributed among the holders of the then outstanding common stock pro rata in accordance with the number of shares of common stock held by each such holder.

Other Rights and Preferences

All outstanding shares of common stock are fully paid and non-assessable. The holders of common stock have no pre-emptive or other subscription rights.

Classification of the Board of Directors

Our Certificate of Incorporation divide our board of directors into three classes, as nearly equal in number as possible, with staggered three-year terms. Under our Certificate of Incorporation and our Bylaws, any vacancy on our board of directors, including a vacancy resulting from an enlargement of our board of directors, may be filled only by the affirmative vote of a majority of our directors then in office, even though less than a quorum of the board of directors.

Stock Exchange Listing

Our common stock is traded on the NASDAQ Capital Market under the symbol, “SQL.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is VStock Transfer, LLC. The address of VStock Transfer, LLC is 18 Lafayette Place, Woodmere, NY 11598 and its telephone number is (212) 828-8436.

DESCRIPTION OF PREFERRED STOCK

As of September 30, 2022, no shares of preferred stock had been issued or were outstanding.

The following summary of certain provisions of our preferred stock does not purport to be complete. This description is summarized from, and is qualified in its entirety by reference to, our Certificate of Incorporation and our Bylaws, to which you should refer and both of which are included as exhibits to the registration statement of which this prospectus is a part. The summary below is also qualified by provisions of applicable law, including the DGCL.

General

Our board of directors has the authority to issue up to 20,000,000 shares of preferred stock in one or more series and to determine the rights and preferences of the shares of any such series without stockholder approval. Our board of directors may issue preferred stock in one or more series and has the authority to fix the designation and powers, rights and preferences and the qualifications, limitations or restrictions with respect to each class or series of such class without further vote or action by the stockholders, unless action is required by applicable law or the rules of any stock exchange on which our securities may be listed. The ability of our board of directors to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of us or the removal of existing management. Further, our board of director may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock. Additionally, the issuance of preferred stock may have the effect of decreasing the market price of our common stock.

We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of any certificate of designation that describes the terms of the series of preferred stock we are offering before the issuance of that series of preferred stock. This description will include, but not be limited to, the following:

●	the title and stated value;

●	the number of shares we are offering;

●	the liquidation preference per share;

●	the purchase price;

●	the dividend rate, period and payment date and method of calculation for dividends;

●	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

●	the provisions for a sinking fund, if any;

●	the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;

●	whether the preferred stock will be convertible into our common stock, and, if applicable, the conversion price, or how it will be calculated, and the conversion period;

●	whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange price, or how it will be calculated, and the exchange period;

●	voting rights, if any, of the preferred stock;

●	preemptive rights, if any;

●	restrictions on transfer, sale or other assignment, if any;

●	a discussion of any material United States federal income tax considerations applicable to the preferred stock;

●	the relative ranking and preferences of the preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;

●	any limitations on the issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and

●	any other specific terms, preferences, rights or limitations of, or restrictions on, the preferred stock.

Transfer Agent and Registrar

The transfer agent and registrar for our preferred stock will be set forth in the applicable prospectus supplement.

DESCRIPTION OF DEBT SECURITIES

General

We may issue debt securities, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. When we offer to sell debt securities, we will describe the specific terms of any debt securities offered from time to time in a supplement to this prospectus, which may supplement or change the terms outlined below. Senior debt securities will be issued under one or more senior indentures, dated as of a date prior to such issuance, between us and a trustee to be named in a prospectus supplement, as amended or supplemented from time to time. Any subordinated debt securities will be issued under one or more subordinated indentures, dated as of a date prior to such issuance, between us and a trustee to be named in a prospectus supplement, as amended or supplemented from time to time. The indentures will be subject to and governed by the Trust Indenture Act of 1939, as amended.

Before we issue any debt securities, the form of indentures will be filed with the SEC and incorporated by reference as an exhibit to the registration statement of which this prospectus is a part or as an exhibit to a current report on Form 8-K. For the complete terms of the debt securities, you should refer to the applicable prospectus supplement and the form of indentures for those particular debt securities. We encourage you to read the applicable prospectus supplement and the form of indenture for those particular debt securities before you purchase any of our debt securities.

We will describe in the applicable prospectus supplement the terms of the series of debt securities being offered, including:

●	the title;

●	whether or not such debt securities are guaranteed;

●	the principal amount being offered, and if a series, the total amount authorized and the total amount outstanding;

●	any limit on the amount that may be issued;

●	whether or not we will issue the series of debt securities in global form, the terms and who the depositary will be;

●	the maturity date;

●	the annual interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

●	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

●	the terms of the subordination of any series of subordinated debt;

●	the place where payments will be payable;

●	restrictions on transfer, sale or other assignment, if any;

●	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

●	the date, if any, after which, and the price at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

●	the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

●	any restrictions our ability and/or the ability of our subsidiaries to:

●	incur additional indebtedness;

●	issue additional securities;

●	create liens;

●	pay dividends and make distributions in respect of our capital stock and the capital stock of our subsidiaries;

●	redeem capital stock;

●	place restrictions on our subsidiaries’ ability to pay dividends, make distributions or transfer assets;

●	make investments or other restricted payments;

●	sell or otherwise dispose of assets;

●	enter into sale-leaseback transactions;

●	engage in transactions with stockholders and affiliates;

●	issue or sell stock of our subsidiaries; or

●	effect a consolidation or merger;

●	whether the indenture will require us to maintain any interest coverage, fixed charge, cash flow-based, asset-based or other financial ratios;

●	a discussion of any material United States federal income tax considerations applicable to the debt securities;

●	information describing any book-entry features;

●	provisions for a sinking fund purchase or other analogous fund, if any;

●	the denominations in which we will issue the series of debt securities;

●	the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars; and

●	any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any additional events of default or covenants provided with respect to the debt securities, and any terms that may be required by us or advisable under applicable laws or regulations.

Conversion or Exchange Rights

We will set forth in the prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our common stock or our other securities. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock or our other securities that the holders of the series of debt securities receive would be subject to adjustment.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of common stock, preferred stock and/or debt securities in one or more series. We may issue warrants independently or together with common stock, preferred stock and/or debt securities, and the warrants may be attached to or separate from these securities. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. The terms of any warrants offered under a prospectus supplement may differ from the terms described below.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant agreement, including a form of warrant certificate, that describes the terms of the particular series of warrants we are offering before the issuance of the related series of warrants. The following summaries of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to the particular series of warrants that we may offer under this prospectus. We urge you to read the applicable prospectus supplements related to the particular series of warrants that we may offer under this prospectus, as well as any related free writing prospectuses, and the complete warrant agreements and warrant certificates that contain the terms of the warrants.

General

We will describe in the applicable prospectus supplement the terms of the series of warrants being offered, including:

●	the offering price and aggregate number of warrants offered;

●	the currency for which the warrants may be purchased;

●	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

●	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

●	in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

●	in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

●	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;

●	the terms of any rights to redeem or call the warrants;

●	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

●	the dates on which the right to exercise the warrants will commence and expire;

●	the manner in which the warrant agreements and warrants may be modified;

●	a discussion of any material or special United States federal income tax consequences of holding or exercising the warrants;

●	the terms of the securities issuable upon exercise of the warrants; and

●	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

●	in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

●	in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent.

If any warrants represented by the warrant certificate are not exercised, we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Outstanding Warrants

As of September 30, 2022, we had outstanding warrants that were exercisable to purchase an aggregate of 4,388,185 shares of common stock at a weighted average exercise price of $4.01 per share that expire between December 2022 and September 2026.

Transfer Agent and Registrar

The transfer agent and registrar for any warrants will be set forth in the applicable prospectus supplement.

DESCRIPTION OF RIGHTS

General

We may issue rights to purchase our common stock or preferred stock, in one or more series. Rights may be issued independently or together with any other offered security and may or may not be transferable by the person purchasing or receiving the subscription rights. In connection with any rights offering to our stockholders, we may enter into a standby underwriting arrangement with one or more underwriters pursuant to which such underwriters will purchase any offered securities remaining unsubscribed after such rights offering. In connection with a rights offering to our stockholders, we will distribute certificates evidencing the rights and a prospectus supplement to our stockholders on the record date that we set for receiving rights in such rights offering. The applicable prospectus supplement or free writing prospectus will describe the following terms of rights in respect of which this prospectus is being delivered:

●	the title of such rights;

●	the securities for which such rights are exercisable;

●	the exercise price for such rights;

●	the date of determining the security holders entitled to the rights distribution;

●	the number of such rights issued to each security holder;

●	the extent to which such rights are transferable;

●	if applicable, a discussion of the material United States federal income tax considerations applicable to the issuance or exercise of such rights;

●	the date on which the right to exercise such rights shall commence, and the date on which such rights shall expire (subject to any extension);

●	the conditions to completion of the rights offering;

●	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the rights;

●	the extent to which such rights include an over-subscription privilege with respect to unsubscribed securities;

●	if applicable, the material terms of any standby underwriting or other purchase arrangement that we may enter into in connection with the rights offering; and

●	any other terms of such rights, including terms, procedures and limitations relating to the exchange and exercise of such rights.

Each right will entitle the holder thereof the right to purchase for cash such amount of shares of common stock or preferred stock, or any combination thereof, at such exercise price as shall in each case be set forth in, or be determinable as set forth in, the prospectus supplement relating to the rights offered thereby. Rights may be exercised at any time up to the close of business on the expiration date for such rights set forth in the prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void. Rights may be exercised as set forth in the prospectus supplement relating to the rights offered thereby. Upon receipt of payment and the proper completion and due execution of the rights certificate at the office of the rights agent, if any, or any other office indicated in the prospectus supplement, we will forward, as soon as practicable, the shares of common stock and/or preferred stock purchasable upon such exercise. We may determine to offer any unsubscribed offered securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as set forth in the applicable prospectus supplement.

Rights Agent

The rights agent for any rights we offer will be set forth in the applicable prospectus supplement.

DESCRIPTION OF UNITS

The following description, together with the additional information that we include in any applicable prospectus supplement, summarizes the material terms and provisions of the units that we may offer under this prospectus. While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below.

We will incorporate by reference from reports that we file with the SEC, the form of unit agreement that describes the terms of the series of units we are offering, and any supplemental agreements, before the issuance of the related series of units. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the particular series of units that we may offer under this prospectus, as well as any related free writing prospectuses and the complete unit agreement and any supplemental agreements that contain the terms of the units.

General

As specified in the applicable prospectus supplement, we may issue, in one more series, units consisting of common stock, preferred stock, debt securities and/or warrants or rights for the purchase of common stock, preferred stock and/or debt securities in any combination. The applicable prospectus supplement will describe:

●	the securities comprising the units, including whether and under what circumstances the securities comprising the units may be separately traded;

●	the terms and conditions applicable to the units, including a description of the terms of any applicable unit agreement governing the units; and

●	a description of the provisions for the payment, settlement, transfer or exchange of the units.

The provisions described in this section, as well as those set forth in any prospectus supplement or as described under “Description of Common Stock,” “Description of Preferred Stock,” “Description of Debt Securities,” “Description of Warrants” and “Description of Rights” will apply to each unit, as applicable, and to any common stock, preferred stock, debt security, warrant, or right included in each unit, as applicable.

Unit Agent

The name and address of the unit agent for any units we offer will be set forth in the applicable prospectus supplement.

Issuance in Series

We may issue units in such amounts and in such numerous distinct series as we may determine.

Enforceability of Rights by Holders of Units

Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

PLAN OF DISTRIBUTION

The securities covered by this prospectus may be offered and sold from time to time pursuant to one or more of the following methods:

●	through agents;

●	to or through underwriters;

●	to or through broker-dealers (acting as agent or principal);

●	in “at the market offerings” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange, or otherwise;

●	directly to purchasers, through a specific bidding or auction process or otherwise; or

●	through a combination of any such methods of sale.

Agents, underwriters or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions or commissions to be received from us, from the purchasers of the securities or from both us and the purchasers. Any underwriters, dealers, agents or other investors participating in the distribution of the securities may be deemed to be “underwriters,” as that term is defined in the Securities Act, and compensation and profits received by them on sale of the securities may be deemed to be underwriting commissions, as that term is defined in the rules promulgated under the Securities Act.

Each time securities are offered by this prospectus, the prospectus supplement, if required, will set forth:

●	the name of any underwriter, dealer or agent involved in the offer and sale of the securities;

●	the terms of the offering;

●	any discounts concessions or commissions and other items constituting compensation received by the underwriters, broker-dealers or agents;

●	any over-allotment option under which any underwriters may purchase additional securities from us; and

●	any initial public offering price.

The securities may be sold at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The distribution of securities may be effected from time to time in one or more transactions, by means of one or more of the following transactions, which may include cross or block trades:

●	transactions on the NASDAQ Capital Market or any other organized market where the securities may be traded;

●	in the over-the-counter market;

●	in negotiated transactions;

●	under delayed delivery contracts or other contractual commitments; or

●	a combination of such methods of sale.

If underwriters are used in a sale, securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions. Our securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters at the time an agreement for the sale is reached. This prospectus and the prospectus supplement will be used by the underwriters to resell the shares of our securities.

If 5% or more of the net proceeds of any offering of our securities made under this prospectus will be received by a FINRA member participating in the offering or affiliates or associated persons of such FINRA member, the offering will be conducted in accordance with FINRA Rule 5121.

To comply with the securities laws of certain states, if applicable, the securities offered by this prospectus will be offered and sold in those states only through registered or licensed brokers or dealers.

Agents, underwriters and dealers may be entitled to indemnification by us against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us to payments they may be required to make in respect of such liabilities. The prospectus supplement will describe the terms and conditions of such indemnification or contribution. Some of the agents, underwriters or dealers, or their respective affiliates, may be customers of, engage in transactions with or perform services for us in the ordinary course of business. We will describe in the prospectus supplement naming the underwriter the nature of any such relationship.

Certain persons participating in the offering may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. We make no representation or prediction as to the direction or magnitude of any effect that such transactions may have on the price of the securities. For a description of these activities, see the information under the heading “Underwriting” in the applicable prospectus supplement.

LEGAL MATTERS

The validity of the shares of common stock and preferred stock and certain other legal matters of law will be passed upon for us by Pryor Cashman LLP, New York, New York. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements incorporated by reference into this prospectus as of December 31, 2021 and 2020 and for the years ended December 31, 2021 and December 31, 2020 have been audited by Wolf & Company, P.C., an independent registered public accounting firm, to the extent and for the periods set forth in their report incorporated by reference herein and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them into this prospectus. This means that we can disclose important information about us and our financial condition to you by referring you to another document filed separately with the SEC instead of having to repeat the information in this prospectus. The information incorporated by reference is considered to be part of this prospectus and later information that we file with the SEC will automatically update and supersede this information. This prospectus incorporates by reference any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, between the date of the initial registration statement and prior to effectiveness of the registration statement and the documents listed below that we have previously filed with the SEC:

●	our Annual Report on Form 10-K for the year ended December 31, 2021 filed with the SEC on March 23, 2022;

●	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2022 filed with the SEC on May 12, 2022;

●	our Quarterly Report on Form 10-Q for the quarter ended June 30, 2022 filed with the SEC on August 12, 2022;

●	our Quarterly Report on Form 10-Q for the quarter ended September 30, 2022 filed with the SEC on November 8, 2022;

●	our Current Reports on Form 8-K, filed with the SEC on June 24, 2022 and June 30, 2022 (other than portions of those documents furnished or not otherwise deemed to be filed); and

●	the description of our common stock filed as Exhibit 4.1 to our Annual Report on Form 10-K for the year ended December 31, 2021 filed with the SEC on March 23, 2022, and any other amendment or report filed for the purpose of updating such description.

We also incorporate by reference all documents that we file with the SEC on or after the effective time of this prospectus pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act and prior to the sale of all the securities registered hereunder or the termination of the registration statement. Nothing in this prospectus shall be deemed to incorporate information furnished but not filed with the SEC.

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in the applicable prospectus supplement or in any other subsequently filed document that also is or is deemed to be incorporated by reference modifies or supersedes the statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request a copy of the filings incorporated herein by reference, including exhibits to such documents that are specifically incorporated by reference, at no cost, by writing or calling us at the following address or telephone number:

SeqLL Inc.

3 Federal Street

Billerica, MA 01821

(781) 460-6016

Attn: Daniel Jones

Statements contained in this prospectus as to the contents of any contract or other documents are not necessarily complete, and in each instance you are referred to the copy of the contract or other document filed as an exhibit to the registration statement or incorporated herein, each such statement being qualified in all respects by such reference and the exhibits and schedules thereto.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC registering the securities that may be offered and sold hereunder. The registration statement, including exhibits thereto, contains additional relevant information about us and these securities, as permitted by the rules and regulations of the SEC, we have not included in this prospectus. A copy of the registration statement can be obtained at the address set forth below or at the SEC’s website as noted below. You should read the registration statement, including any applicable prospectus supplement, for further information about us and these securities.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http:/www.sec.gov or on our website at www.seqll.com/. Because our common stock is listed on the NASDAQ Capital Market, you may also inspect reports, proxy statements and other information at the offices of the NASDAQ Capital Market.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth all expenses payable by us in connection with the offering of our securities being registered hereby. All amounts shown are estimates except the SEC registration fee.

SEC registration fee	$8,265.00
Legal fees and expenses	*
Accounting fees and expenses	*
Printing and miscellaneous expenses	*

Total expenses	$8,265.00

*	These fees will depend on the type of securities offered and number of offerings and, therefore, cannot be estimated at this time. In accordance with Rule 430B under the Securities Act, additional information regarding estimated fees and expenses will be provided at the time information as to an offering is included in a prospectus supplement.

Item 15. Indemnification of Directors and Officers.

Section 102 of the General Corporation Law of the State of Delaware (the “DGCL”) permits a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except for breaches of the director’s duty of loyalty to the corporation or its stockholders, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of a law, authorizations of the payments of a dividend or approval of a stock repurchase or redemption in violation of Delaware corporate law or for any transactions from which the director derived an improper personal benefit. The Registrant’s certificate of incorporation provides that no director will be liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duties as a director, subject to the same exceptions as described above. The Registrant also maintains standard insurance policies that provide coverage (1) to its directors and officers against loss arising from claims made by reason of breach of duty or other wrongful act and (2) to the Registrant with respect to indemnification payments we may make to such officers and directors.

Section 145 of the DGCL provides that a corporation has the power to indemnify a director, officer, employee, or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by the person in connection with a threatened, pending, or completed action, suit or proceeding to which he or she is or is threatened to be made a party by reason of such position, if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful, except that, in the case of actions brought by or in the right of the corporation, indemnification is limited to expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with defense or settlement of such action or suit and no indemnification shall be made with respect to any claim, issue, or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper. In addition, to the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit, or proceeding described above (or claim, issue, or matter therein), such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith. Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit, or proceeding may be advanced by the corporation upon receipt of an undertaking by such person to repay such amount if it is ultimately determined that such person is not entitled to indemnification by the corporation under Section 145 of the DGCL. The Registrant’s amended and restated certificate of incorporation provides that the Registrant will, to the fullest extent permitted by law, indemnify any person made or threatened to be made a party to an action or proceeding by reason of the fact that he or she (or his or her testators or intestate) is or was our director or officer or serves or served at any other corporation, partnership, joint venture, trust or other enterprise in a similar capacity or as an employee or agent at our request, including service with respect to employee benefit plans maintained or sponsored by us, against expenses (including attorneys’), judgments, fines, penalties and amounts paid in settlement incurred in connection with the investigation, preparation to defend, or defense of such action, suit, proceeding, or claim. However, the Registrant is not required to indemnify or advance expenses in connection with any action, suit, proceeding, claim, or counterclaim initiated by the Registrant or on its behalf . The Registrant’s amended and restated bylaws provide that the Registrant will indemnify and hold harmless each person who was or is a party or threatened to be made a party to any action, suit, or proceeding by reason of the fact that he or she is or was our director or officer, or is or was serving at our request in a similar capacity of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans (whether the basis of such action, suit, or proceeding is an action in an official capacity as a director or officer or in any other capacity while serving as a director of officer) to the fullest extent authorized by the DGCL against all expense, liability and loss (including attorney’s fees, judgments, fines, ERISA excise taxes, or penalties and amounts paid in settlement) reasonably incurred or suffered by such person in connection with such action, suit or proceeding, and this indemnification continues after such person has ceased to be an officer or director and inures to the benefit of such person’s heirs, executors and administrators. The indemnification rights also include the right generally to be advanced expenses, subject to any undertaking required under DGCL, and the right generally to recover expenses to enforce an indemnification claim or to defend specified suits with respect to advances of indemnification expenses.

Our amended and restated certificate of incorporation limits the liability of our directors for monetary damages for breach of their fiduciary duties, except for liability that cannot be eliminated under the DGCL. Consequently, our directors will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except liability for any of the following:

●	any breach of their duty of loyalty to us or our stockholders;

●	acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

●	unlawful payments of dividends or unlawful stock repurchases, or redemptions as provided in Section 174 of the DGCL; or

●	any transaction from which the director derived an improper personal benefit.

Our amended and restated bylaws also provide that we will indemnify our directors and executive officers and may indemnify our other officers and employees and other agents to the fullest extent permitted by law. Our amended and restated bylaws also permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in this capacity, regardless of whether our amended and restated bylaws would permit indemnification, and we currently maintain directors’ and officers’ liability insurance.

The limitation of liability and indemnification provisions in our amended and restated certificate of incorporation and amended and restated bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might benefit us and our stockholders. A stockholder’s investment may be harmed to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. Insofar as indemnification for liabilities under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and may be unenforceable. There is no pending litigation or proceeding naming any of our directors or officers as to which indemnification is being sought, nor are we aware of any pending or threatened litigation that may result in claims for indemnification by any director or officer.

Item 16. Exhibits and Financial Schedule

See the Exhibit Index attached to this registration statement and incorporated herein by reference.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act, that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2) That, for the purposes of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of a Registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(6) The undersigned registrant hereby undertakes that:

(i) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(ii) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the indemnification provisions described herein, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the Town of Billerica, State of Massachusetts, on November 10, 2022.

SeqLL Inc.

By:	/s/ Daniel Jones
Daniel Jones
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Daniel Jones, his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and his name, place and stead, in any and all capacities, to sign any or all amendments (including pre-effective and post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, including any Registration Statement filed pursuant to Rule 462(b) under the Securities Act of 1933, with the SEC, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any of his substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ Daniel Jones	Chairman and Chief Executive Officer	November 10, 2022
Daniel Jones	(Principal Executive Officer)

/s/ Frances Scally	Chief Financial Officer	November 10, 2022
Frances Scally	(Principal Financial and Accounting Officer)

/s/ Douglas Miscoll	Director	November 10, 2022
Douglas Miscoll

/s/ David Pfeffer	Director	November 10, 2022
David Pfeffer

/s/ Dr. Patrice Milos	Director	November 10, 2022
Dr. Patrice Milos

EXHIBIT INDEX

Exhibit
Number	Description
1.1*	Form of Underwriting Agreement
4.1	Form of Indenture
4.2*	Form of Warrant Agreement, including form of Warrant
4.3*	Form of Unit Agreement
4.4*	Form of Pledge Agreement
4.5*	Form of Rights Certificate
5.1	Opinion of Pryor Cashman LLP
23.1	Consent of Wolf & Company, P.C., Independent Registered Public Accounting Firm
23.2	Consent of Pryor Cashman LLP (included in legal opinion filed as Exhibit 5.1)
24.1	Powers of Attorney (included on signature page)
107	Filing Fee Table

*	To be filed, if applicable, by amendment or as an exhibit to a report filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and incorporated herein by reference.